Exhibit 10.20

Paul A. Perrault President and Chief Executive Officer

April 1, 1999

Mr. John Kelly

Executive Vice President

Commercial Banking & Trust

Dear John:

This	letter will serve as confirmation of our earlier conversation.

In the event of your separation from Chittenden for any reason, you will receive a severance payment equal to one year’s base salary at the rate in effect at the time of separation.

John, I appreciate your continued support, and trust that the above reflects Chittenden’s commitment to you.

Sincerely,

/s/ Paul A. Perrault

Two Burlington Square * P.O. Box 820 * Burlington, Vermont * 05402-0820 * 802-660-1400